                                                                EXHIBIT (d)(iii)

                               AMENDED SCHEDULE A
             TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                     BETWEEN
       SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.


Fund                                                          Effective Date
----                                                          --------------
Schwab International Index Fund - Investor Shares             July 21, 1993

Schwab International Index Fund - Select Shares               April 30, 1997

Schwab Small-Cap Index Fund - Investor Shares                 October 14, 1993

Schwab Small-Cap Index Fund - Select Shares                   April 30, 1997

Schwab MarketTrack Growth Portfolio (formerly                 September 25, 1995
known as Schwab Asset Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly               September 25, 1995
known as Schwab Asset Director-Balanced Growth Fund)

Schwab MarketTrack Conservative Portfolio                     September 25, 1995
(formerly known as Schwab Asset
Director-Conservative Growth Fund)

Schwab S&P 500 Fund - e.Shares                                February 28, 1996

Schwab S&P 500 Fund - Investor Shares                         February 28, 1996

Schwab S&P 500 Fund - Select Shares                           April 30, 1997

Schwab Analytics Fund                                         May 21, 1996

Schwab MarketManager International Portfolio                  September 2, 1996
(formerly known as Schwab OneSource
Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly               October 13, 1996
known as Schwab OneSource Portfolios-Growth
Allocation)

Schwab MarketManager Balanced Portfolio (formerly             October 13, 1996
known as Schwab OneSource Portfolios-Balanced
Allocation)

Schwab MarketManager Small Cap Portfolio (formerly            August 3, 1997
known as Schwab OneSource Portfolios-Small Company)

Schwab Market Track All Equity Portfolio (formerly            April 16, 1998
known as Schwab Asset Director-Aggressive Growth Fund)

Institutional Select S&P 500 Fund                             October 28, 1998

Institutional Select Large Cap-Value Index Fund               October 28, 1998

Institutional Select Small-Cap Value Index Fund               October 28, 1998

Schwab Total Stock Market Index Fund - Investor Shares        April 15, 1999

Schwab Total Stock Market Index Fund - Select Shares          April 15, 1999

                                    SCHWAB CAPITAL TRUST

                                    By:    /s/ William J. Klipp
                                    Name:  William J. Klipp
                                    Title: Executive Vice President and
                                           Chief Operating Officer

                                    CHARLES SCHWAB INVESTMENT
                                    MANAGEMENT, INC.

                                    By:    /s/ Stephen B. Ward
                                    Name:  Stephen B. Ward
                                    Title: Senior Vice President and
                                           Chief Investment Officer

                                                                EXHIBIT (d)(iii)

                                   SCHEDULE B
             TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                     BETWEEN
       SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.


                              ADVISORY FEE SCHEDULE
      THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT
            AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:


Fund                                    Fee
----                                    ---

Schwab International Index Fund         Seventy one-hundredths of one percent
                                        (0.70%) of the Fund's average daily net
                                        assets not in excess of $300,000,000 and sixty one-hundredths of one percent
                                        (0.60%) of such assets over $300,000,000

Schwab Small-Cap Index Fund             Fifty one-hundredths of one percent
                                        (0.50%) of the Fund's average daily
                                        net assets not in excess of
                                        $300,000,000 and forty-five
                                        one-hundredths of one percent (0.45%)
                                        of such assets over $300,000,000

Schwab MarketTrack Growth Portfolio     Fifty four-one-hundredths of one
(formerly known as Schwab Asset         percent (0.54%) of the Fund's average
Director-High Growth Fund)              daily net assets not in excess of
                                        $500 million, and forty nine-one
                                        hundredths of one percent (0.49%) of
                                        such net assets over $500 million

Schwab MarketTrack Balanced Portfolio   Fifty four-one-hundredths of one percent
(formerly known as Schwab Asset         (0.54%) of the Fund's average daily net
Director-Balanced Growth Fund)          assets not in excess of $500 million,
                                        and forty nine-one-hundredths of one
                                        percent (0.49%) of such net assets over
                                        $500 million

Schwab MarketTrack Conservative         Fifty four-one-hundredths of one
Portfolio (formerly known as Schwab     percent (0.54%) of the Fund's average
Asset Director-Conservative Growth      daily net assets not in excess of
Fund)                                   $500 million, and forty
                                        nine-one-hundredths of one percent
                                        (0.49%) of such net assets over $500
                                        million

Schwab S&P 500 Fund                     Thirty-six one-hundredths of one
                                        percent (0.36%) of the Fund's average
                                        daily net assets not in excess of $1
                                        billion; thirty-three one hundredths
                                        of one percent (0.33%) of such net
                                        assets over $1 billion, but not more
                                        than $2 billion; and thirty-one one
                                        hundredths of one percent (0.31%) of
                                        such net assets over $2 billion.

Fund                                    Fee
----                                    ---

Schwab Analytics Fund                   Fifty four-one-hundredths of one
                                        percent (0.54%) of the Fund's average
                                        daily net assets not in excess of
                                        $500 million, and forty
                                        nine-one-hundredths of one percent
                                        (0.49%) of such net assets over $500
                                        million

Schwab MarketManager International      Fifty four-one-hundredths of one
Portfolio (formerly known as Schwab     percent (0.54%) of the Fund's average
OneSource Portfolios-International)     daily net assets not in excess of
                                        $500 million, and forty
                                        nine-one-hundredths of one percent
                                        (0.49%) of such net assets over $500
                                        million

Schwab MarketManager Growth Portfolio   Fifty four-one-hundredths of one percent
(formerly known as Schwab OneSource     (0.54%) of the Fund's average daily net
Portfolios-Growth Allocation)           assets not in excess of $500 million,
                                        and forty nine-one-hundredths of one
                                        percent (0.49%) of such net assets over
                                        $500 million

Schwab MarketManager Balanced           Fifty four one-hundredths of one
Portfolio (formerly known as Schwab     percent (0.54%) of the Fund's average
OneSource Portfolios-Balanced           daily net assets not in excess of
Allocation)                             $500 million, and forty
                                        nine-one-hundredths of one percent
                                        (0.49%) of such net assets over $500
                                        million

Schwab MarketManager Small Cap          Fifty four one-hundredths of one percent
Portfolio (formerly known as Schwab     (0.54%) of the Fund's average daily net
OneSource Portfolios-Small Company)     assets not in excess of $500 million,
                                        and forty nine-one-hundredths
                                        of one percent (0.49%) of such net
                                        assets over $500 million

Schwab Market Track All Equity          Fifty four-one-hundredths of one percent
Portfolio (formerly known as Schwab     (0.54%) of the Fund's average daily net
Asset Director-Aggressive Growth Fund)  assets not in excess of $500 million, and forty nine-one-hundredths of one
                                        percent (0.49%) of such net assets over
                                        $500 million

Institutional Select S&P 500 Fund       Twenty one hundredths of one percent
                                        (0.20%) of the Fund's average daily net
                                        assets not in excess of $1 billion; and
                                        eighteen one hundredths of one percent
                                        (0.18%) of such net assets over $1
                                        billion.

Institutional Select Large-Cap Value    Twenty one hundredths of one percent
Index Fund                              (0.20%) of the Fund's average daily
                                        net assets not in excess of $1 billion;
                                        and eighteen one hundredths of one
                                        percent (0.18%) of such net assets over
                                        $1 billion.

Institutional Select Small-Cap Value    Twenty-five one hundredths of one
Index Fund                              percent (0.25%) of the Fund's average
                                        daily net assets not in excess of $1
                                        billion; and twenty-three one hundredths of one percent (0.23%) of such net assets over $1 billion.

Fund                                    Fee
----                                    ---

Schwab Total Stock Market Index Fund Thirty one hundredths of one percent (0.30%) of the Fund's average daily net assets not in excess of $500 million; and twenty-two one hundredths of one percent (0.22%) of such net assets over $500 million.

                                    SCHWAB CAPITAL TRUST


                                    By:    /s/ William J. Klipp
                                    Name:  William J. Klipp
                                    Title: Executive Vice
                                           President and Chief Operating Officer


                                    CHARLES SCHWAB INVESTMENT
                                    MANAGEMENT, INC.


                                    By:    /s/ Stephen B. Ward
                                    Name:  Stephen B. Ward
                                    Title: Senior Vice President and
                                           Chief Investment Officer